JOHN HOLT SMITH
                           SMITH & ASSOCIATES
                         1925 Century Park East
                          Los Angeles, CA 90067
                        Telephone (310) 277-1250

July 20, 1999

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Dear Sirs:

Re: CONSENT OF COUNSEL TO USE OF NAME IN POST-EFFECTIVE
AMENDMENT TO THE REGISTRATION STATEMENT ON FORM SB-2 OF FRANKS'
EXPRESS, INC.

I am securities counsel for the above mentioned Company and I have prepared the post-effective amendment to the registration statement on Form SB-2. I hereby consent to the inclusion and reference to my name in the Registration Statement on Form SB-2 for Franks' Express, Inc.



                                                Yours very truly,



                                                /s/John Holt Smith
                                               ---------------------
                                                John Holt Smith